EXHIBIT 10.1

DOMAIN NAMES ASSIGNMENT AGREEMENT

This Domain Names Assignment Agreement (the “Agreement”), dated as of February 29, 2012, by and among Gregory Pippo (the “Assignor”), and Vanity Events Holding, Inc., a Delaware corporation (the “Assignee”).

WHEREAS, Assignor has adopted, used and registered with Network Solutions, the domain Names www.buyborroworsell.com and www.buyborroworsell.net (the “Domain Names/s”); and

WHEREAS, the Assignor desires to assign the Domain Names and the registration therefor to the Assignee, and the Assignee desire to acquire said Domain Names and the registration therefor from the Assignor on the terms set forth in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

ARTICLE I
ASSIGNMENT

1.1 Assignment.  Subject to the terms and conditions set forth in this Agreement, the Assignor hereby conveys, assigns, and transfers to the Assignees, its successors and permitted assigns, all right, title and interest and goodwill in or associated with the Domain Names together with any unregistered or registered trademarks, service marks, copyrights or other intellectual property or property rights based on or in any way related to the Domain Names set forth on Schedule A attached hereto, and the Assignees accept from the Assignor the above assignment of all of Assignor’s rights, title and interest to the Domain Names.  The closing of the Assignment (the “Closing”) shall take place immediately following the execution hereof or such later date as the parties shall agree.

1.2           Consideration for Transfer.Assignee shall pay Assignor the sum of $2,500.00 (twenty five hundred dollars) to compensate Assignor for fees and services paid for Domain Names to date.

1.3           Effectuate Transfer.  Assignor agrees to cooperate with Assignee and to follow Assignee’s instructions in order to effectuate the transfer of the Domain Names registration in a timely manner.  Specifically, Transferor agrees to prepare to transmit the necessary Network Solutions registration deletion template and/or correspond with Network Solutions to authorize transfer of the Domain Names.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

2.1           Representations and Warranties of Assignor.  Assignor hereby makes the following representations and warranties to the Assignees:

(A)     Ownership of Domain Names. Assignor owns and is conveying to Assignees all of its rights, title and interests to the Domain Names, free and clear of all liens, mortgages, pledges, security interests, encumbrances or charges of any kind or description and upon consummation of the transaction contemplated herein good title in the Domain Names shall vest in Assignee free of all liens and other charges.  Assignor has not previously assigned, transferred to any party, granted any rights or license, or otherwise disposed of any rights in, and that is owns and possess all rights, title and interest in the Domain Names. Assignor does not possess any actual knowledge of any existing threatened or known claims or liabilities against Assignor relating to the Domain Names.

(B)           Authorization; Enforcement.  Assignor has the requisite power and authority to enter into and to consummate the transactions contemplated by this transaction and otherwise to carry out his obligations thereunder.  The execution and delivery of each of the documents by Assignor and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Assignor and no further action is required by Assignor.  Each of the documents contemplated by this transaction has been duly executed by Assignor and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of Assignor enforceable against Assignor in accordance with its terms.

(C)           Future Use of Domain Names. Assignor covenants and agrees that after transfer, Assignor shall not make any further use, either for its own benefit or for the benefit of any other person or entity, of the Domain Names. As of the effective date of this Agreement, Assignee shall, as the sole owner of the Domain Names, have the exclusive right to use or otherwise transfer the Domain Names. Assignor agrees that it, and any entities it controls or is associated with, shall not in the future register, use, apply to register or assist any third party to register, use or apply to register any Domain Names or trademarks that are confusingly similar to the Domain Names, including any other formatives, misspellings, URL extensions and/or any other phrases using a similar term that comprises or includes, whether alone or in combination with each other or with other words, the Domain Names or any variation thereof.

(D)           No Consents, Approvals, Violations or Breaches. Neither the execution and delivery of this Agreement by the Assignor, nor the consummation by Assignor of the transactions contemplated hereby, will (i) require any consent, approval, authorization or permit of, or filing, registration or qualification with or prior notification to, any governmental or regulatory authority under any law of the United States, any state or any political subdivision thereof applicable to Assignor, (ii) violate any statute, law, ordinance, rule or regulation of the United States, any state or any political subdivision thereof, or any judgment, order, writ, decree or injunction applicable to Assignor or any of Assignor’s properties or assets, the violation of which would have a material adverse effect upon Assignor, or (iii) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or any event which, with or without due notice or lapse of time, or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Assignor is a party or by which Assignor or any of Assignor’s properties or assets may be bound, which would have a material adverse effect upon Assignor.

2.2           Representations and Warranties of Assignees.  Each Assignee represents and warrants to the Assignor as follows:

(A)           Authorization; Enforcement.  Assignee has the requisite power and authority to enter into and to consummate the transactions contemplated by this transaction and otherwise to carry out his obligations thereunder.  Each of the documents contemplated by this transaction has been duly executed by Assignee and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of Assignee enforceable against Assignee in accordance with its terms.

(B)           Due Diligence.  Assignee acknowledges that upon execution of this Agreement, he has completed his own investigation and undertaken any and all due diligence he deems necessary.

(C)           No Consents, Approvals, Violations or Breaches. Neither the execution and delivery of this Agreement by the Assignee, nor the consummation by the Assignee of the transactions contemplated hereby, will (i) require any consent, approval, authorization or permit of, or filing, registration or qualification with or prior notification to, any governmental or regulatory authority under any law of the United States, any state or any political subdivision thereof applicable to the Assignee, (ii) violate any statute, law, ordinance, rule or regulation of the United States any state or any political subdivision thereof, or any judgment, order, writ, decree or injunction applicable to the Assignee or any of his properties or assets, the violation of which would have a material adverse effect upon the Assignee, or (iii) violate, conflict with, or result in a breach of any provisions of, or constitute a default (or any event which, with or without due notice or lapse of time or both would constitute a default) under, or result in the termination of, or accelerate the performance required by, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Assignee is a party or by which the Assignee or any of his respective properties or assets may be bound, which would have a material adverse effect upon the Assignee.

ARTICLE III
MISCELLANEOUS

3.1             Entire Agreement; Amendments.  The Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters.  No modification, amendment or waiver of any provision of, or consent or approval required by, this Agreement, nor any consent to or approval of any departure herefrom, shall be effective unless it is in writing and signed by the party against whom enforcement of any such modification, amendment, waiver, consent or approval is sought.

3.2           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 6:30 p.m. (New York City time) on a business day, (ii) the business day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Agreement later than 6:30 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date, (iii) the business day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

3.3             Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in New York County, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery). Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of the documents contemplated herein, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

3.4           Survival.  The representations, warranties, agreements and covenants contained herein shall survive the Closing.

3.5           Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

3.6           No Waiver.   The waiver by any party of the breach of any of the terms and conditions of, or any right under, this Agreement shall not be deemed to constitute the waiver of any other breach of the same or any other term or condition or of any similar right.  No such waiver shall be binding or effective unless expressed in writing and signed by the party giving such waiver.

3.7           Severability.                      If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

3.7           Construction. The article and section headings contained in this agreement are inserted for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

3.8           Further Assurances.  Each party will execute and deliver such further agreements, documents and instruments and take such further action as may be reasonably requested by the other party to carry out the provisions and purposes of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first indicated above.

  ASSIGNOR:

/s/ Gregory Pippo
Name:  Gregory Pippo

   ASSIGNEES:

VANITY EVENTS HOLDING, INC.

/s/ Scott Weiselberg
Names: Scott Weiselberg
Title: Director

SCHEDULE A

Domain Names

www.buyborroworsell.com

www.buyborroworsell.net